UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/10/2011

RASER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-32661

DELAWARE	87-0638510
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

5152 North Edgewood Drive, Suite 375
Provo, Utah 84604
(Address of principal executive offices, including zip code)

(801) 765-1200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06.    Material Impairments

Raser Technologies, Inc. (the "Company") announced today that a charge in the amount of $2.15 million against the fair value of certain capitalized assets unrelated to its Thermo No. 1 and Lightning Dock projects will be taken and the fair value of those certain capitalized assets will be adjusted to $0, as of the end of the 2010 fiscal year for purposes of its annual audit.

Item 8.01.    Other Events

As a separate matter, the Company announced today that, as a result of the recent solicitation by the Company of offers to purchase the Company's Thermo No. 1 project, the Company will adjust the fair value of the Thermo No. 1 plant held for sale by $15.6 million (inclusive of selling costs) to approximately $14.4 million as of the end of the 2010 fiscal year for purposes of its annual audit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RASER TECHNOLOGIES, INC.

Date: March 10, 2011	By:	/s/ John T. Perry
John T. Perry
Chief Financial Officer